As filed with the Securities and Exchange Commission on June 11, 2018

Registration No. 333-217630

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZYMEWORKS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	47-2569713
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Suite 540, 1385 West 8th Avenue

Vancouver, British Columbia, Canada V6H 3V9

(Address of Registrant’s Principal Executive Offices)

Second Amended and Restated Employee Stock Option Plan

Stock Option Plan

Employee Stock Purchase Plan

(Full Title of Plan)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Riccardo Leofanti, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

222 Bay Street, Suite 1750, P.O. Box 258

Toronto, Ontario, Canada M5K 1J5

(416) 777-47000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-217630) of Zymeworks Inc. (the “Registrant”) initially filed with the Securities and Exchange Commission on May 3, 2017 (the “Initial Registration Statement”), which registered the offer and sale of up to 1,957,290 of the Registrant’s common shares, no par value, issuable to participants under the Registrant’s Second Amended and Restated Employee Stock Option Plan, Stock Option Plan and Employee Stock Purchase Plan. This Post-Effective Amendment No. 1 is being filed for the purpose of deregistering, as of the effective date of this Post-Effective Amendment No. 1, any remaining common shares registered, but not sold, under the Initial Registration Statement.

New Registration Statement

Contemporaneously with the filing of this Post-Effective Amendment No. 1, the Registrant is filing a Registration Statement on Form S-8 to register offers and sales of common shares issuable under its new employee benefit plans.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on June 11, 2018.

ZYMEWORKS INC.

By: /s/ Ali Tehrani
Name: Ali Tehrani Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on June 11, 2018.

Signature	Title

/s/ Ali Tehrani	Director, President and Chief Executive Officer (Principal Executive Officer)
Ali Tehrani

/s/ Neil Klompas	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Neil Klompas

*	Director, Chair of the Board of Directors
Nick Bedford

*	Director
Kenneth Hillan

*	Director
Hollings Renton

*	Director
Lota Zoth

/s/ Natalie Sacks	Director
Natalie Sacks

*By:	/s/ Neil Klompas
Neil Klompas Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed by the undersigned, thereunto duly authorized, in the City of Seattle, Washington on June 11, 2018.

ZYMEWORKS BIOPHARMACEUTICALS INC. (Authorized Representative in the United States)

By: /s/ Ali Tehrani
Name: Ali Tehrani Title: President